Exhibit 10.2

OPTION  AGREEMENT

This Option  (the “Agreement”)   is entered into this 18th day of September 2009 is by and between Wind Works Power Corp.   (“WWP”) and Zero Emission People LLC.  (“ZEP”)

WHEREAS, WWP is engaged in pursuing opportunities in wind energy development; and

WHEREAS, ZEP owns, operates and/or is developing several wind energy projects located in Canada, the United States and Europe; and

WHEREAS, WWP desires to acquire a minimum of 400 megawatts of wind energy projects, all subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration it is agreed:

THE OPTION:

1.

For a period commencing on the date of execution of this Agreement and continuing until September 30, 2010, (the “Option Term”) ZEP does hereby grant to WWP an exclusive option to purchase up to a 100% interest in a minimum of 400 megawatts of wind energy projects in Canada, the United States and Europe or as may be amended from time to time upon the written consent of the parties.

2.

This option is coupled with an interest and cannot be amended or revoked without the prior written consent of WWP.

3.

During the Option Term, ZEP will not solicit, offer, accept any solicitations or enter into any type of agreement with respect to the Projects.

4.

During the Option Term, ZEP will maintain all Projects in good working condition.

5.

During the Option Term, ZEP will take such steps as necessary to insure that no lien or encumbrance is placed on any Project and ZEP will pay all taxes due and which may become due during the Option Term.

CONSIDERATION:

6.

In consideration for the grant of this Option, WWP shall issue to ZEP or its nominee(s) a total of 3,500,000 shares of WWP common stock.  The common stock will be issued pursuant to an exemption from registration from the Securities Act of 1933, as amended, (the “Act”) and will be subject to resale limitations as prescribed by Rule 144 of the Act.

CONFIDENTIALITY

7.   Each party undertakes to keep strictly confidential any other party’s proprietary information that it may acquire or have acquired or be or have been informed of, during the term of the present contract.

Each party shall be under no obligation with respect to any information:

(a) Which is at the time of disclosure, available to the general public;

(b) Which is disclosed to the recipient without any restriction on disclosure by a third party who has the lawful right to disclose such information;

(c) Which has been ordered by any court order or governmental authority or regulation in compliance with the laws of the countries of anyone of the parties.

This provision shall remain in full force for a period of two (2) years after the termination of the present contract.

GOVERNING LAW:

8.

This Option Agreement   shall be construed and governed in accordance with the laws of the province of Ontario, Canada.   In the event of any litigation, the prevailing party shall be entitled to recover all costs including attorneys fee. Notwithstanding the foregoing, the parties shall use all efforts to settle all disagreements and disputes which arise concerning, in connection with, or as a result of, the performance of this Option agreement, by means of negotiations.

GENERAL

9.

(a) Notices

All notices, demands or requests required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when sent by registered or certified mail, with return receipt requested to the party’s then principal place of business.

(b) Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and there are not other understandings, representations or warranties, oral or written, relating to the subject matter of this Agreement, which shall be deemed to exist or to bind any of the parties hereto, their respective successors or assigns except as referred to herein.

(c) Further Assurances

With payment of additional consideration, each party undertakes to perform such acts as are or may become necessary or appropriate to effectuate and to carry out the provisions of this Agreement.

(d) Severability

If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of the Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(e) Binding Agreement

This Agreement shall inure to the benefit of and be binding upon the undersigned PARTY and their respective successors an assigns.

(f) Headings

The headings of articles and sections in this Agreement are for convenience only and are not part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

Wind Works Power Corp.

Zero Emission People LLC.

/s/W. Campbell Birge, president

/s/Dr. Ingo Stuckmann

________________________

____________________________

BY:  W. Campbell Birge, president

BY:  Dr. Ingo Stuckmann, manager